UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 21, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116
(Address of principal executive offices)	(zip code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 22, 2014, First Interstate BancSystem, Inc. (the “Company”) issued a press release reporting that on Tuesday, April 21, 2015, a Montana district court denied the post-trial motions of its bank subsidiary, First Interstate Bank (the “Bank”), in a case including a former customer of the Bank. As previously reported, a Montana jury awarded the former customer $287 thousand in compensatory damages and $16.7 million in punitive damages on August 14, 2014. The district court also upheld the jury’s verdict and awarded the former customer $7.5 million in attorneys’ fees and $90 thousand in costs, and entered a final judgment in the amount of $24.6 million. The Bank will to continue to vigorously defend itself and intends to appeal the case to the Montana Supreme Court. During 2014, the Company accrued $4 million of litigation-related loss contingency expense related to this case.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibit 99.1 – Press Release dated April 22, 2015 regarding lender liability lawsuit development

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer